Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Marketocracy Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Marketocracy Funds for the period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Marketocracy Funds for the stated period.

/s/Kendrick W. Kam Kendrick W. Kam President & Treasurer, Marketocracy Funds
Dated: March 8, 2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Marketocracy Funds for purposes of the Securities Exchange Act of 1934.